Exhibit 99.1

CONTACT:

John Van Heel

Chief Executive Officer

(585) 647-6400

Robert Gross

Executive Chairman

(585) 647-6400

Catherine D’Amico

Executive Vice President – Finance

Chief Financial Officer

(585) 647-6400

Investors: Leigh Parrish

Media: Kelly Whitten

FTI Consulting

(212) 850-5600

FOR IMMEDIATE RELEASE

MONRO MUFFLER BRAKE, INC. DECLARES QUARTERLY CASH DIVIDEND

AND ANNOUNCES PARTICIPATION IN THE TAG 6TH ANNUAL SPRING CONSUMER CONFERENCE

ROCHESTER, N.Y. – March 6, 2013 – Monro Muffler Brake, Inc. (Nasdaq: MNRO), a leading provider of automotive undercar repair and tire services, today announced that its Board of Directors has declared a quarterly cash dividend of $.11 per share on the Company’s outstanding shares of common stock including the shares of common stock to which the holders of the Company’s Class C Convertible Preferred Stock are entitled. The dividend is payable on March 28, 2014 to shareholders of record at the close of business on March 18, 2014.

In addition, the Company today announced that John Van Heel, President and Chief Executive Officer, and Robert Gross, Chairman, will present at the TAG 6th Annual Spring Consumer Conference in New York, NY. The Company’s presentation is scheduled for Wednesday, March 26, 2014 at 1:10 p.m. ET. A live webcast of the presentation will be available via the Investor Relations section of the Company’s website (www.monro.com) and will be archived for two weeks.

About Monro Muffler Brake

Monro Muffler Brake operates a chain of stores providing automotive undercar repair and tire services in the United States, operating under the brand names of Monro Muffler Brake and Service, Mr. Tire, Tread Quarters Discount Tires, Autotire, Tire Warehouse, Tire Barn and Towery’s Tire and Auto Care. The Company currently operates 954 stores in 22 states. Monro’s stores provide a full range of services for brake systems, steering and suspension systems, tires, exhaust systems and many vehicle maintenance services.

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